EXHIBIT 99.3

FOR IMMEDIATE RELEASE Company Contact: Georgianne Brown BabyUniverse 561-277-6405 georgianne.brown@babyuniverse.com
Media Contact:
Jim Hughes
Fleishman-Hillard
213-489-8221
jim.hughes@fleishman.com
BabyUniverse Announces 1st Quarter and Continuing
Performance of BabyTV.com
Internet Broadcast and Social Network site demonstrates significant increase in content offering, visitors, program viewership and advertisers
JUPITER, FL., May 15, 2007 — BabyUniverse, Inc. (NASDAQ: POSH), a leading Internet content, commerce, and new media company in the pregnancy, baby and toddler marketplace, announced that BabyTV.com has experienced significant growth in its content offering, visitors/viewership and advertisers since its launch in late December 2006.
•	Unique visitors to BabyTV.com increased from 4,790 in January, its first operating month, to a current average of over 160,000 monthly unique visitors.

•	Viewership of the ‘24/7’ programming schedule, as measured by the delivery of linear video streams, has increased from 12,293 video streams in January to a current average of over 180,000 monthly video streams.

•	Average length of visit per viewer continues to gain momentum, from 2.8 minutes in January to a current average stay of 6.6 minutes.

•	The number of advertisers increased from 5 boutique-level advertisers in early January to a current slate of over 50 well known brands. Notable major brand advertisers now include American Express, Ancestry.com, Baby Einstein, Cingular, Dell, Hitachi, Microsoft, Monster.com, OralB, Ritz Camera, TIAA CREF Investment, Tivo, Verizon, and Washington Mutual. These new advertisers join our existing partners in the baby products marketplace including BabyPlanet, BOB Strollers, Bugaboo, Chicco, Combi, Evenflo, Kolcraft, Medela, and Skip*Hop.

•	The BabyTV.com video library has increased during the first quarter to over 350 titles of unique programming from content partners Alpha Mom, Oxygen Network, HarperCollins/Newscorp, The HealthCentral Network, and MomMe TV. BabyTV.com’s most recent content agreement with Real Savvy Moms™ brings an additional 31 segments of award-winning programming to the BabyTV.com content offering.

•	In April 2007, BabyTV.com produced and aired its first original programming, JPMA Live, in partnership with the Juvenile Products Manufacturers Association (JPMA). Broadcasting ‘live’ from the trade show floor, BabyTV.com provided parents with an unprecedented early look at new product lines in the baby and juvenile marketplace.

As a demonstration of its ability to acquire and produce high-quality, low-cost video content, BabyTV.com attracted sufficient advertising support to achieve a profit through the production of its very first live broadcast event.

•	BabyTV.com has received noteworthy news coverage since its launch, with features in the Wall Street Journal, The Chicago Tribune, and Entertainment Weekly; as well many parenting focused blog sites and publications.
“At its current pace, BabyTV.com is showing the steady growth in viewers, content and capabilities necessary to become one of the leading parenting resource sites on the Internet,” said John Textor, chairman and chief executive officer of BabyUniverse. “The interest we’ve seen in BabyTV.com, as well as the influx of programming partners and advertisers, suggests that we are moving in the right direction in creating an unprecedented new media hybrid that is distinctive and valuable within the parenting content marketplace.”
More About BabyTV.com
Launched in late 2006 to viewers through the Internet, BabyTV.com brings a rich user experience with high quality video content and interactive functionality for parents, parents-to-be, and caregivers. BabyTV.com offers an extensive catalog of streaming television programming targeted to new and expectant parents from recognized experts throughout the industry.
Viewers can tune into the 24/7 linear schedule of programming and video-on-demand (VOD) library filled with entertaining and informative videos; share self-produced videos through the MyBabyTV section of the site; and easily use interactive functionality to share their opinions about BabyTV content by providing feedback on specific videos, participate in polls, and post original comments in video forums. BabyTV also offers a library of text-based articles written by industry experts that are available to users of the site.
About BabyUniverse, Inc.
BabyUniverse, Inc. is a leading Internet content, commerce and new media company in the pregnancy, baby and toddler marketplace. Through its websites, BabyUniverse.com and DreamtimeBaby.com, the company is a leading online retailer of brand-name baby, toddler and maternity products in the United States. Through its websites PoshTots.com and PoshLiving.com, the company has extended its offerings in the baby and toddler market as a leading online provider of luxury furnishings to the country’s most affluent female consumers. Through BabyTV.com, PoshCravings.com and ePregnancy.com, BabyUniverse has also established a recognized platform for the delivery of content and new media resources to a national audience of expectant parents. BabyUniverse is pursuing a dual strategy of organic growth and acquisition growth that is designed to establish BabyUniverse as the leader in the online baby marketplace. Beyond the baby segment, the company intends to leverage its growing platform to acquire other female-oriented content, commerce and new media companies. The overall objective of BabyUniverse is to establish a market-leading content, commerce and new media business focused on the high-growth female marketplace.
BabyUniverse and its affiliates operate a multi-channel portfolio of Internet properties, including e-commerce sites such as www.BabyUniverse.com, www.PoshTots.com, www.PoshLiving.com and www.DreamTimeBaby.com, and content sites such as www.PoshCravings.com, www.ePregnancy.com, and www.BabyTV.com.

Additional Information About the Merger with eToys Direct, Inc. and Where to Find It
This document does not constitute an offer of any securities for sale. The proposed transaction between BabyUniverse and eToys Direct, Inc. will be submitted to BabyUniverse’s shareholders for their consideration. In connection with the proposed merger, BabyUniverse will file a registration statement, a proxy statement/prospectus and other materials with the SEC. WE URGE INVESTORS TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BABYUNIVERSE, ETOYS DIRECT, INC. AND THE PROPOSED MERGER. Investors can obtain more information about the proposed transaction by reviewing the Form 8-K filed by BabyUniverse in connection with the announcement of the transaction and any other documents filed with the SEC when they become available. Investors will be able to obtain free copies of the proxy statement/prospectus (when available) as well as other filed documents containing information about BabyUniverse at http://www.sec.gov, the SEC’s Web site. Free copies of BabyUniverse’s SEC filings are also available on BabyUniverse’s Web site at www.babyuniverse.com.
Participants in the Solicitation
BabyUniverse and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from BabyUniverse’s shareholders with respect to the proposed merger. Information regarding the officers and directors of BabyUniverse is included in its Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC on April 2, 2007. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement/prospectus and other materials to be filed with the SEC in connection with the proposed merger.
Special Note Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties relating to future events or our future financial performance. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed in our Securities and Exchange Commission filings. You are advised to consult further disclosures we may make on related subjects in our future filings with the Securities and Exchange Commission.
In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.
# # #